EXHIBIT 10.13

SECOND ADDENDUM TO EMPLOYMENT AGREEMENT

          THIS SECOND ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made effective as of the 13th day of June, 2002 by and among Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Joseph E. McAdams (the “Executive”).

W I T N E S S E T H :

          WHEREAS, the Executive and Anworth Mortgage Advisory Corporation (the “Company”) entered into an employment agreement dated January 1, 2002 (the “Agreement”).

          WHEREAS, the Executive, the Company and Anworth entered into an addendum to such employment agreement dated April 18, 2002 (the “Addendum” and together with the Agreement, the “Amended Agreement”).

          WHEREAS, as of the date hereof, the Company has merged with and into Anworth (the “Merger”) and the Amended Agreement and all rights and obligations of the Company thereunder have been assigned by the Company to and assumed by Anworth.

          WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment under the Amended Agreement.

          NOW THEREFORE, the parties hereby covenant and agree as follows:

          1.     Employment (Section 4 of the Addendum).  All references to “Vice President” in Section 4 of the Addendum are hereby amended and replaced with words “Executive Vice President.”

          2.     Remaining Terms Unchanged. The parties agree that all terms and conditions of the Amended Agreement (as modified by this Second Addendum), including, but not limited to, all provisions pertaining to compensation, termination, choice of law and arbitration, shall remain in full force and effect as modified hereby.

          IN WITNESS WHEREOF, this Second Addendum to Employment Agreement is executed as of the day and year first above written.

Executive

/s/	Joseph E. McAdams

Joseph E. McAdams

Anworth Mortgage Asset Corporation

By:	/s/	Lloyd McAdams

	Name:	Lloyd McAdams
	Title:	President, Chairman and CEO